Exhibit 24

TO ALL TO WHOM THESE PRESENTS SHALL COME, I EDWARD GARDINER of the City of London, England NOTARY PUBLIC by royal authority duly admitted, sworn and holding a faculty to practise throughout England and Wales, DO HEREBY CERTIFY the genuineness of the signature subscribed to the document hereunto annexed for and on behalf of NAVIGATOR HOLDINGS LTD., a company duly incorporated under the law of the Marshall Islands, such signature having been this day subscribed in my presence by GARY IVAN CHAPMAN, whose identity I attest, Chief Financial Officer of the said company.

IN FAITH AND TESTIMONY WHEREOF I the said notary have subscribed my name and set and affixed my seal of office in London, England this sixteenth day of February in the year two thousand and twenty six.

[Notary Seal]

/s/ Edward Gardiner

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of John Reay, Nikoleta Sigmyanova, Marianna Fedelesh, Maria Marda and Richard Radbil, and each of them individually, the undersigned’s true and lawful agent, account administrator, and attorney-in-fact to:

(1)
execute any forms and any and all instruments necessary or incidental in connection therewith, if any, required to be submitted to or filed with the United States Securities and Exchange Commission, and to make such submissions and filings, in order to obtain and/or update EDGAR Access Codes on his or her behalf;
(2)
execute for and on behalf of the undersigned, in the undersigned’s capacity as an Officer and/or Director of Navigator Holdings Ltd. (the “Company”) all reports on Forms 3, 4 and 5 and any other forms required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules promulgated thereunder (each, a “Section 16 Form”);
(3)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Section 16 Form, complete and execute any amendment or amendments thereto, and timely file such Section 16 Forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(4)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as he or she may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each such attorney-in-fact is serving in such capacity at the request of the undersigned, and is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Section 16 Forms with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

This Power of Attorney is not intended to, and does not, revoke or in any way affect, any prior power of attorney that the undersigned has executed.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of February, 2026.

By:	/s/ Gary Chapman
Gary Chapman